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                                  Exhibit 99.2

                                  MAPICS, Inc.
       Amended and Restated 1998 Non-Employee Directors Stock Option Plan

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                                  MAPICS, INC.
                              AMENDED AND RESTATED
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
     (f/k/a Marcam Corporation 1991 Non-Employee Director Stock Option Plan, as amended and restated as through February 12, 2002)

     1. Purpose. The MAPICS, Inc. Amended and Restated 1998 Non-Employee
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Director Stock Option Plan (hereinafter, the "Plan") is intended to promote the interests of MAPICS, Inc. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of its Board of Directors (the "Board").

     2. Available Shares. The total number of shares of Common Stock, par value
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$.01 per share, of the Company (the "Common Stock"), for which options may be granted under the Plan shall not exceed 460,000 shares, subject to adjustment in accordance with Section 10 of the Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

     3. Administration. This Plan shall be administered by the Compensation
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Committee of the Board of Directors of the Company (the "Committee"). Any action which may be taken by the Committee hereunder may be taken instead by the full Board of Directors and in such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     4. Automatic Grant of Options. Subject to the availability of shares under
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the Plan, (a) as of the date that a person either (i) is first elected to the board and is neither an employee nor an officer of the Company at such time, or
(ii) while continuing to serve on the Board, ceases to serve as an employee or officer of the Company, such person shall be automatically granted on such date, without further action by the Board, an option to purchase twenty thousand (20,000) shares of the Common Stock; provided, however, that no such option
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shall be granted if prohibited pursuant to the terms of any agreement, whether existing at the time of grant or thereafter, between the Company and any member of the Board of Directors or any affiliate of such member, and (b) each person who is a member of the Board on January 1 of each year, commencing with January 1, 1996 and ending with January 1, 2000, and who is neither an employee nor an officer of the Company on such date shall be automatically granted on each such date, without further action of the Board, an option to purchase three thousand (3,000) shares of the Common Stock; provided, however, that no such option shall
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be granted if prohibited pursuant to the terms of any agreement, whether existing at the time of grant or thereafter, between the Company and any member of the Board of Directors or any affiliate of such member; and (c) each person who is a member of the Board on January 1 of each year, commencing with January 1, 2001, and who is neither an employee nor an officer of the Company on such date shall be automatically granted on each such date, without further action of the Board, an option to purchase five thousand (5,000) shares of the

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Common Stock; provided, however, that no such option shall be granted if
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prohibited pursuant to the terms of any agreement, whether existing at the time of grant or thereafter, between the Company and any member of the Board of Directors or any affiliate of such member. The options to be granted under this
Section 4 shall be the only options ever to be granted at any time to such member under the Plan.

     If on any grant date, shares of Common Stock are not available under the Plan to grant to non-employee directors the full amount of a grant contemplated by the immediately preceding paragraph, then each such director shall receive an award (a "Reduced Grant") equal to the number of shares of Common Stock then available under the Plan divided by the number of non-employee directors as of the applicable grant date. Fractional shares shall be ignored and not granted. If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was a non-employee director both on the date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Non-Employee Director") shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Outside Director's additional option plus any prior Reduced Grant to the Continuing non-Employee Director on the applicable grant date shall not exceed the number of shares to which he or she is otherwise entitled under the preceding paragraph. If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such grant date.

     5. Option Price. The purchase price of the stock covered by an option
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granted pursuant to the Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 10 of the Plan. For purposes of the Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (1) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not traded on the Nasdaq National Market.

     6. Period of Option. Unless sooner terminated in accordance with the
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provisions of Section 8 of the Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

     7. Vesting of Shares and Transferability of Options.
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     (a) Vesting. Options granted under the Plan shall not become exercisable
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until they become vested. Options granted under clause (a) of the first sentence of paragraph 4 of the Plan shall vest in the optionee and thus become exercisable, in accordance with the following schedule provided that the optionee has continuously served as a member of the Board through such vesting date:

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Cumulative Number
of Shares for which
Option Will be Exercisable              Date of Vesting
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5,000 shares                            One year after date of grant

10,000 shares                           Two years after date of grant

15,000 shares                           Three years after date of grant

20,000 shares                           Four years after date of grant

     Options granted under clause (b) of the first sentence of Section 4 of the Plan shall vest in the optionee and thus become exercisable, in accordance with the following schedule provided that the optionee has continuously served as a member of the Board through such vesting date:

Cumulative Number
of Shares for which
Option Will be Exercisable              Date of Vesting
--------------------------              ---------------

750 shares                              One year after date of grant

1,500 shares                            Two years after date of grant

2,250 shares                            Three years after date of grant

3,000 shares                            Four years after date of grant

     The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in the Plan.

     Options granted under clause (c) of the first sentence of Section 4 of the Plan shall vest in the optionee and thus become exercisable on the first anniversary of the date of grant, provided that the optionee has continuously served as a member of the Board through such vesting date.

     (b) Acceleration upon Change in Control. In the event of a Change in
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Control (as hereinafter defined) of the Company, the date on which all outstanding options and all installments of such options may be exercised shall be accelerated to immediately prior to the time of the Change in Control.

     (c) Definition of Change in Control. For purposes of the Plan and any
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options granted hereunder, a "Change in Control" means and includes each of the following:

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          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by a Person who is on January 1, 1998 the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (2) any acquisition directly from the Company, (3) any acquisition by the Company, (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (5) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

          (ii) Individuals who, as of January 1, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
     (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
     (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of

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     the initial agreement, or of the action of the Board, providing for such
     Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (d) Legend on Certificates. The certificates representing such shares shall
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carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     (e) Transferability. Any option granted pursuant to the Plan shall be
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transferable by the optionee to any of the following permitted transferees, upon such reasonable terms and conditions as the Committee may establish: (i) one or more of the following family members of the optionee: spouse, former spouse, child (whether natural or adopted), stepchild, any other lineal descendent of the optionee; (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the optionee, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable options.

     8.   Termination of Option Rights.

     (a) Termination of Service for Certain Reasons. In the event an optionee
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ceases to be a member of the Board for any reason other than death, permanent disability or Retirement (as defined in Section 8(b)), any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 90 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 90 days have expired.

     (b) Acceleration upon Retirement. In the event an optionee ceases to be a
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member of the Board by reason voluntary resignation from the Board after age 55, but with respect to options granted on or after August 8, 2000, only if the optionee has at least three (3) years of service as a director of the Company as of the date of such voluntary resignation ("Retirement"), any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee
(or by the optionee's personal representative, heir or legatee, in the event of the optionee's subsequent death) until the scheduled expiration date of the option.

     (c) Acceleration upon Death or Disability. In the event that an optionee
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ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     (d) Prior Service Credit. For purposes of this Section 8, from and after
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the Distribution Date (as defined in that certain Distribution Agreement, by and between the Company

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and Marcam Solutions, Inc., dated as of July 17, 1997), the service by the holder of an option that was outstanding on the Distribution Date as a director of any of the Company, Marcam Solutions, Inc. or their respective subsidiaries or successors shall be treated as the service by such holder as a member of the Board of Directors of the Company.

     9. Exercise of Option. Subject to the terms and conditions of the Plan and
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the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Martin D. Avallone, General Counsel, MAPICS, Inc., at its principal executive offices, stating the number of shares with respect to which the option is being exercised; provided, however, that
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there shall be no such exercise at any one time as to fewer than one hundred
(100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The exercise price shall be payable in United States dollars upon the exercise of the option and may be paid in cash, by check, or in shares of Common Stock having a total fair market value on the date of exercise equal to the exercise price; provided that if the shares surrendered in payment of the exercise price were themselves acquired pursuant to the exercise of a stock option, such shares shall have been held by the optionee for at least six months. The Committee may permit optionees to use any cashless exercise methods that are permitted by law. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee (or the permitted transferee exercising such option) as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee (or the permitted transferee exercising such option) as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

     10. Adjustments Upon Changes in Capitalization and Other Matters. Upon the
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occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall
         --------------------------------
be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Consolidations or Mergers. In the event of a Change in Control of the
         -------------------------
Company, each option granted under the Plan which is outstanding but unvested as of the effective date of the Change in Control shall become exercisable pursuant to Section 7(b) hereof. In addition, the Committee shall make appropriate provision in order to preserve but not exceed the value of outstanding options, for the continuation of all outstanding options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change in Control.

     (c) Recapitalization or Reorganization. If the Company is merged,
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consolidated or reorganized into or with another corporation or other legal person, or if the Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal

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person, pursuant to which securities of the Company or of another corporation, cash or other property are issued with respect to the outstanding shares of Common Stock, and such transaction does not constitute a Change in Control, a holder of an option upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities, cash or other property he would have received if he had exercised his option prior to such merger, consolidation, reorganization or sale.

     (d) Issuances of Securities. Except as expressly provided herein, no
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issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (e) Adjustments. Upon the happening of any of the foregoing events, the
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class and aggregate number of shares set forth in Sections 2, 4 and 7 of the
Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this
Section 10 and its determination shall be conclusive.

     11. Restrictions on Issuance of Shares. Notwithstanding the provisions of
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Sections 4 and 9 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied: (i) the shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended, or (ii) counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has compiled with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     12. Representation of Optionee. If requested by the Company, the optionee
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shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended, and the regulations thereunder).

     13. Option Agreement. Each option granted under the provisions of the Plan
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shall be evidenced by a written agreement, contract, or other instrument or document evidencing the option ("Option Agreement") in such form as may be approved by the Board, which Option Agreement shall be duly executed and delivered on behalf of the Company. The Option Agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

     14. Termination and Amendment of Plan. Options may no longer be granted
         ---------------------------------
under the Plan after March 30, 2007, and the Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not,
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without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, (a) increase the maximum

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number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any participating director hereunder, (b) change the provisions of the Plan regarding the termination of the options or the times when they may be exercised, (c) change the period during which any options may be granted or remain outstanding or the date on which the Plan shall terminate, or (d) change the designation of the class of persons eligible to receive options, or otherwise change Section 4. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

     15. Governing Law. The validity and construction of the Plan and the
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instruments evidencing options shall be governed by the laws of the State of
Georgia, without giving effect to the principles of conflicts of law thereof.

     The foregoing is hereby acknowledged as being the MAPICS, Inc. Amended and Restated 1998 Non-Employee Director Stock Option Plan, as approved by the Board of Directors and Stockholders on the following dates:

Date Approved by Board of Directors:           April 30, 1991

Date Approved by Stockholders:                 February 13, 1992

Dates Amended by Board of Directors:           November 6, 1991
                                               November 14, 1995
                                               September 18, 1996
                                               November 13, 1997
                                               November 3, 1999
                                               August 8, 2000
                                               November 26, 2001

Dates Amendments Approved by Stockholders:     February 13, 1996
                                               February 12, 1997
                                               February 3, 1998
                                               February 10, 2000
                                               February 12, 2002

                                               MAPICS, Inc.


                                               By:      /s/ MARTIN D. AVALLONE
                                                   -----------------------------
                                                    Its: Corporate Secretary

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